SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A
                                 (RULE 14A-101)

                            SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934

FILED BY THE REGISTRANT  [ ]

FILED BY A PARTY OTHER THAN THE REGISTRANT  [X]

CHECK THE APPROPRIATE BOX:

[ ]   PRELIMINARY PROXY STATEMENT
[ ]   DEFINITIVE PROXY STATEMENT            [ ]  CONFIDENTIAL, FOR USE OF THE
[X]   DEFINITIVE ADDITIONAL MATERIALS            COMMISSION ONLY (AS PERMITTED)
[ ]   SOLICITING MATERIAL PURSUANT TO            BY RULE 14A-6(E)(2)
      RULE 14A-12

                              HERCULES INCORPORATED
--------------------------------------------------------------------------------
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


                      INTERNATIONAL SPECIALTY PRODUCTS INC.
--------------------------------------------------------------------------------
    (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)



PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):

[X]  NO FEE REQUIRED.

[ ] FEE COMPUTED ON TABLE BELOW PER EXCHANGE ACT RULES 14A-6(I)(4) AND 0-11.

      (1)   TITLE OF EACH CLASS OF SECURITIES TO WHICH TRANSACTION APPLIES:
            NOT APPLICABLE

      --------------------------------------------------------------------------
      (2) AGGREGATE NUMBER OF SECURITIES TO WHICH TRANSACTION APPLIES: NOT APPLICABLE.

      --------------------------------------------------------------------------
      (3)   PER UNIT PRICE OR OTHER UNDERLYING VALUE OF TRANSACTION
            COMPUTED PURSUANT TO EXCHANGE ACT RULE 0-11 (SET FORTH THE
            AMOUNT ON WHICH THE FILING FEE IS CALCULATED AND STATE HOW
            IT WAS DETERMINED): NOT APPLICABLE.

      --------------------------------------------------------------------------


54104.0018

      (4)   PROPOSED MAXIMUM AGGREGATE VALUE OF TRANSACTION:  NOT APPLICABLE.

      --------------------------------------------------------------------------
      (5)   TOTAL FEE PAID:  NOT APPLICABLE.

      --------------------------------------------------------------------------

[ ]  FEE PAID PREVIOUSLY WITH PRELIMINARY MATERIALS:

[ ] CHECK BOX IF ANY PART OF THE FEE IS OFFSET AS PROVIDED BY EXCHANGE ACT RULE 0-11(A)(2) AND IDENTIFY THE FILING FOR WHICH THE OFFSETTING FEE WAS PAID PREVIOUSLY. IDENTIFY THE PREVIOUS FILING BY REGISTRATION STATEMENT NUMBER, OR THE FORM OR SCHEDULE AND THE DATE OF ITS FILING.

      (1)       AMOUNT PREVIOUSLY PAID:  NOT APPLICABLE.

      --------------------------------------------------------------------------
      (2)       FORM, SCHEDULE OR REGISTRATION STATEMENT NO.:  NOT APPLICABLE.

      --------------------------------------------------------------------------
      (3)       FILING PARTY:  NOT APPLICABLE.

      --------------------------------------------------------------------------
      (4)       DATE FILED:  NOT APPLICABLE.

      --------------------------------------------------------------------------

                       [The following is an advertisement
                 that appeared in the Wilmington News Journal.]


                        INTERNATIONAL SPECIALTY PRODUCTS

                                                                  May 14, 2001


Dear Hercules Employee Plan Participant:

           When we wrote to you on April 24th concerning the outrageously extravagant compensation and perks doled out by the Hercules Board to a handful of top executives, we had no idea as to how entrenched this practice has been at Hercules. As illustration, a Hercules employee was recently kind enough to send us a copy of an article from The Philadelphia Inquirer, entitled "SEC Requires Firms to Report How Much Executives Earn, and Why" (August, 1998). The article revealed the following FACTS concerning the executive compensation practices of the Hercules Board, which apparently have been in place for years:

         o In 1997, Hercules Chairman R. Keith Elliot collected more in total compensation than any other executive at the 255 companies surveyed - $7.9 million, or a 740% increase over the prior year!

         o In 1997, the Company's top five executives collected a total of $13 million in salary, bonuses and stock awards. The Inquirer observed that this was "nearly twice what the equivalent team was paid at Dupont - even though DuPont revenues were 20 times greater than Hercules', and its profits were 8 times larger."

         o Hercules paid top officials "extra for their roles in arranging mergers, divestitures or acquisitions" - AS IF THIS WAS ABOVE AND BEYOND THE CALL OF DUTY! In accordance with that practice, the Hercules Board paid Elliot a special $2.4 million stock payout for the sale of Hercules' aerospace unit to Alliant in 1995.

         o Hercules paid "hiring" bonuses to current executives in connection with promotions. By way of example, the Company granted its newly promoted President, Vincent Corbo, a Hercules veteran, a $1.3 million stock award in connection with his promotion.

           Top executives continue to this day to live off the "fat of the land" thanks to the Hercules Board. While many of the remaining Hercules employees fear for their jobs and have had their compensation either frozen or limited to the most nominal of increases, the Companies' five highest paid executives last year received average increases in their base compensation of 30%. And as a Hercules stockholder, you have also had to contend with the disastrous performance of the Company and its stock price and the elimination of your dividend.

           On a final note, we have received a number of inquiries from current and former Hercules Employees regarding the position of our nominees with regard to health and pension benefits for employees and retirees. WE CAN ASSURE YOU THAT, SHOULD WE BE ELECTED TO THE HERCULES BOARD, WE WILL INSIST THAT THE COMPANY HONOR ALL BENEFIT PLANS COVERING ALL EMPLOYEES AND RETIREES, INCLUDING PENSION AND HEALTH INSURANCE BENEFIT PLANS. MOREOVER, IN THE EVENT OF A FUTURE SALE OR MERGER INVOLVING HERCULES, WE WOULD ONLY SUPPORT A TRANSACTION IN WHICH THE PURCHASER AGREED TO HONOR THOSE BENEFIT PLANS AS WELL.

           If you are as upset as we are about what the Hercules Board has done to our once great Company, we urge you to support our efforts on behalf of ALL Hercules stockholders and help us work to secure a grand and glorious future for the Company. PLEASE SIGN, DATE AND RETURN ISP'S BLUE PROXY CARD - TODAY!


                                   Sincerely,


/s/ Gloria Schaffer /s/ Raymond S. Troubh /s/ Sunil Kumar /s/ Samuel J. Heyman


================================================================================

        If you have any questions or need assistance voting your shares, please call the firm assisting us in this solicitation:



                                    GEORGESON
                                   SHAREHOLDER
                               COMMUNICATIONS INC.

                           17 State Street, 10th Floor
                            New York, New York 10004
                          CALL TOLL-FREE (800) 223-2064

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